FOR RELEASE 3:00 P.M. CENTRAL
TUESDAY, JULY 31, 2007
Contact: John K. Bakewell
(901) 867-4527
Wright Medical Group, Inc. Reports Results for Second
Quarter Ended June 30, 2007
Company Posts Sixth Consecutive Quarter of Accelerating Sales Growth
Results Achieve Top of Communicated Sales and Adjusted EPS Outlook Ranges on
Strong Extremities, Biologics and International Business Performances
ARLINGTON, TN — July 31, 2007 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its second quarter ended June 30, 2007.
Net sales totaled $98.0 million during the second quarter ended June 30, 2007, representing a 12% increase over net sales of $87.5 million during the second quarter of 2006. Net sales during the second quarter reached a record level for any quarter in the Company’s history. Excluding the impact of foreign currency, net sales increased 11% during the second quarter.
As previously announced, the Company is expecting to incur pretax restructuring charges totaling approximately $20 million to $25 million related to the closure of the Company’s Toulon, France operations. During the second quarter of 2007, the Company recorded $7.5 million of those pretax charges, primarily for the impairment of long-lived assets and legally-required severance obligations, which are reflected in its GAAP earnings results.
For the second quarter of 2007, the Company recorded a net loss of $2.1 million, or ($0.06) per diluted share, compared to net income for the second quarter of 2006 of $2.8 million, or $0.08 per diluted share. Net loss for the second quarter of 2007 included the after-tax effects of $7.5 million of the aforementioned Toulon restructuring charges as well as $3.8 million of non-cash stock-based compensation expense and $200,000 of acquisition-related inventory step-up amortization. Net income for the second quarter of 2006 included the after-tax effect of approximately $3.1 million of non-cash stock-based compensation expense.
Excluding those previously mentioned items, second quarter net income, as adjusted, increased 16% to $6.0 million in 2007 from $5.2 million in 2006, while diluted earnings per share, as adjusted, increased 13% to $0.17 for the second quarter of 2007 from $0.15 per diluted share for the second quarter of 2006. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased by the steady and continued improvement that we are experiencing across our global business, as demonstrated by our second quarter results which achieved the upper end of our outlook ranges for both sales and adjusted earnings per share. Second quarter sales results reflect our sixth consecutive quarter of revenue growth acceleration and represent the largest sequential sales growth rate improvement we have experienced thus far during this period of recovery. This quarter’s sales results were driven by another outstanding performance in our international business, which grew by 18% over the prior year period, and by excellent performances in our domestic extremities and biologics businesses. Our extremities results reflect contributions from the recent acquisitions of Darco International and R&R Medical, both of which were completed during the second quarter and which have already been fully integrated into the operations of Wright Medical.”

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Mr. Henley continued, “At the end of the second quarter, we announced our plans to close our facilities in Toulon, France. While we are incurring significant charges, as expected, related to this restructuring during 2007, the future financial benefits of this decision are compelling and will ensure Wright’s long-term competitiveness. We are undertaking important, targeted initiatives that we expect will ensure an exciting outlook for our business in 2008 and beyond. The rationalization of our Toulon operation along with the results of our heightened attention toward external business development, focused distribution and a continued emphasis on new product development and launch initiatives will position us well as we exit 2007.”
Sales Review
Globally, the Company experienced growth across all of its major product lines during the second quarter of 2007. Specifically, global net sales of the Company’s extremity, biologics, knee, and hip product lines increased by 33%, 21%, 7% and 6%, respectively, when compared to the second quarter of 2006.
Domestic sales totaled $58.6 million during the second quarter of 2007, representing growth of 8% compared to the prior year. Second quarter domestic sales of the Company’s extremity, biologics, knee, and hip product lines reflected growth of 25%, 14%, 3% and 1%, respectively.
International sales, as reported, were $39.4 million for the second quarter of 2007, representing an increase of 18% compared to prior year. The Company’s international sales results for the second quarter included favorable foreign currency impacts totaling approximately $817,000. Excluding the impact of foreign currency, international sales increased by 16% during the second quarter of 2007.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the third quarter of 2007, exclude the effect of possible future acquisitions, other material future business developments, and the impact of recording non-cash stock-based compensation, restructuring charges and acquisition-related inventory step-up amortization.
The Company has upwardly revised its sales target for the full year 2007 to a range of $380 million to $386 million compared to its previously-communicated guidance range of $376 million to $384 million. This new sales target represents annualized growth between approximately 12% and 14%. The Company has also reaffirmed its previously-communicated full year 2007 as-adjusted earnings per share outlook of $0.73 to $0.78, representing annualized growth between approximately 14% and 22%.
The Company’s anticipated targets for the third quarter of 2007 for net sales are in the range of $90 million to $92 million, representing a sales growth objective of 14% to 17% for the quarter, with earnings per share results ranging from $0.14 to $0.15 per diluted share, as adjusted.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges. While the amount of such non-cash charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of expenses associated with FAS 123R will range from $0.32 to $0.35 per diluted share for the full year 2007 and $0.08 to $0.09 per diluted share for the third quarter of 2007.
The Company continues to estimate that the total pre-tax charges related to the closing of the Toulon facilities will be in the range of approximately $20 million to $25 million. The remaining $12 million to $17 million of restructuring charges will likely be recorded in the second half of 2007; however the quarterly timing of those remaining charges cannot yet be determined.

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The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 888-202-2422 (domestic) or 913-981-5592 (international). To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central Time) on August 7, 2007. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 8821643. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, restructuring charges, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2006, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net sales	$98,008	$87,492	$192,295	$173,748
Cost of sales	28,770	26,335	55,735	49,728

Gross profit	69,238	61,157	136,560	124,020

Operating expenses:
Selling, general and administrative	56,307	48,416	110,233	97,902
Research and development	6,853	6,476	14,955	13,819
Amortization of intangible assets	970	1,121	1,825	2,267
Restructuring charges	7,539	—	7,539	—

Total operating expenses	71,669	56,013	134,552	113,988

Operating (loss) income	(2,431)	5,144	2,008	10,032
Interest income, net	(399)	(368)	(1,003)	(618)
Other expense (income), net	51	(57)	55	67

(Loss) income before income taxes	(2,083)	5,569	2,956	10,583
Provision for income taxes	7	2,819	1,857	5,524

Net (loss) income	$(2,090)	$2,750	$1,099	$5,059

Net (loss) income per share, basic	$(0.06)	$0.08	$0.03	$0.15

Net (loss) income per share, diluted	$(0.06)	$0.08	$0.03	$0.14

Weighted-average number of common shares outstanding, basic	35,654	34,248	35,468	34,223

Weighted-average number of common shares outstanding, diluted	35,654	35,300	36,137	35,261

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2007	2006	change	2007	2006	change
Geographic
Domestic	$58,609	$54,118	8.3%	$114,705	$107,575	6.6%
International	39,399	33,374	18.1%	77,590	66,173	17.3%

Total net sales	$98,008	$87,492	12.0%	$192,295	$173,748	10.7%

Product Line
Hip products	$34,568	$32,563	6.2%	$68,974	$62,943	9.6%
Knee products	25,752	24,121	6.8%	51,284	49,394	3.8%
Biologics products	19,890	16,459	20.8%	38,112	32,095	18.7%
Extremity products	14,671	11,039	32.9%	27,673	22,459	23.2%
Other	3,127	3,310	(5.5%)	6,252	6,857	(8.8%)

Total net sales	$98,008	$87,492	12.0%	$192,295	$173,748	10.7%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$39,399	$98,008	$77,590	$192,295
Currency impact as compared to prior period	(817)	(817)	(2,366)	(2,366)

Net sales, excluding the impact of foreign currency	$38,582	$97,191	$75,224	$189,929

Wright Medical Group, Inc.
Reconciliation of Non-GAAP Results of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Operating Income
Operating (loss) income, as reported	$(2,431)	$5,144	$2,008	$10,032
Reconciling items impacting Gross Profit:
Inventory step-up amortization	200	—	200	—
Non-cash, stock-based compensation	542	163	1,033	229

Total	742	163	1,233	229
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,934	2,429	5,894	5,162
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	336	494	1,617	1,071
Other Reconciling Items:
Restructuring charges	7,539	—	7,539	—

Operating income, as adjusted	$9,120	$8,230	$18,291	$16,494

Operating income, as adjusted, as a percentage of net sales	9.3%	9.4%	9.5%	9.5%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net Income
Net (loss) income, as reported	$(2,090)	$2,750	$1,099	$5,059
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,812	3,086	8,544	6,462
Inventory step-up amortization	200	—	200	—
Restructuring charges	7,539	—	7,539	—

Total	11,551	3,086	16,283	6,462
Tax effect of reconciling items:
Non-cash, stock-based compensation	(817)	(611)	(2,083)	(1,231)
Inventory step-up amortization	(78)	—	(78)	—
Restructuring charges	(2,526)	—	(2,526)	—

Total	(3,421)	(611)	(4,687)	(1,231)

Net income, as adjusted	$6,040	$5,225	$12,695	$10,290

Net Income per Diluted Share Net (loss) income, as reported, per diluted share	$(0.06)	$0.08	$0.03	$0.14
Non-cash, stock-based compensation	0.08	0.07	0.18	0.15
Inventory step-up amortization	0.00	—	0.00	—
Restructuring charges	0.14	—	0.14	—

Net income, as adjusted, per diluted share	$0.17	$0.15	$0.35	$0.29

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Effective tax rate, as reported	(0.3%)	50.6%	62.8%	52.2%
Non-cash, stock-based expense	(9.9%)	(11.0%)	(7.7%)	(12.6%)
Step-up amortization	(0.3%)	—	(0.1%)	—
Restructuring charges	46.7%	—	(21.0%)	—

Effective tax rate, as adjusted	36.2%	39.6%	34.0%	39.6%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$39,563	$57,939
Marketable securities	17,370	30,325
Accounts receivable, net	86,931	72,476
Inventories	100,832	86,157
Prepaid expenses and other current assets	34,790	32,825

Total current assets	279,486	279,722

Property, plant and equipment, net	91,398	86,265
Intangible assets, net	37,514	17,795
Other assets	35,426	25,620

Total assets	$443,824	$409,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,955	$17,049
Accrued expenses and other current liabilities	50,298	41,366
Current portion of long-term obligations	722	1,001

Total current liabilities	71,975	59,416

Long-term obligations	556	723
Other liabilities	6,049	13,439

Total liabilities	78,580	73,578

Stockholders’ equity	365,244	335,824

Total liabilities and stockholders’ equity	$443,824	$409,402